EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                           FEBRUARY 25, 2009

TANDY LEATHER FACTORY REPORTS 24 CENTS EPS FOR 2008, BEATS GUIDANCE
SOLID FINANCIAL POSITION AND STRONG CASH FLOW

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the fourth quarter and year ended December 31, 2008.  A conference call will be conducted by Ron Morgan, CEO, Shannon Greene, CFO, and Jon Thompson, President, at 3:00 p.m. Eastern Time today.  Dial-in details have been provided previously.

Consolidated net income for the quarter was $943,000 compared to consolidated net income of $1.2 million for the fourth quarter of 2007.  Fully diluted earnings per share for the quarter were $0.09, compared to $0.11 for the same quarter of the previous year.  Total sales for the quarter ended December 31, 2008 decreased 5% to $13.8 million from $14.6 million for the fourth quarter of 2007.  Consolidated sales for the year ended December 31, 2008 were $53.2 million, down 4% from 2007 sales of $55.3 million.  Consolidated net income for 2008 was $2.6 million or $0.24 per fully-diluted share versus $3.1 million or $0.28 per fully-diluted share for 2007.

Sales in the Retail Leathercraft division for the fourth quarter of 2008 increased $89,000 over the previous year's fourth quarter, representing a 1% improvement.  Seventy-three Tandy Leather retail stores comprised Retail Leathercraft’s operations on December 31, 2008, compared to seventy-two retail stores a year earlier.  One new store was opened in September 2008.  For 2008, Retail Leathercraft’s sales increased $567,000, or 2%, over 2007.

Fourth quarter sales for the Wholesale Leathercraft division decreased $1 million over the same quarter of 2007, a 14% reduction.  Same store sales decreased $747,000, or 11%, while national account sales were down $282,000, or 30%.  For the year, Wholesale Leathercraft’s sales were down $3.1 million, or 11%.  Same store sales decreased $2.7 million, or 10%, while sales to national accounts were down $452,000, or 12%, for the year.

International Leathercraft, which represents the UK store opened in February 2008, posted sales of $277,000 in the fourth quarter and $836,000 for the year.

Consolidated gross profit margin for the fourth quarter was 61.1%, an improvement from 57.8% for the fourth quarter of 2007.  For 2008, consolidated gross profit margin was 58.9%, improving from the previous year's gross profit margin of 57.3%.  Consolidated operating expenses for the fourth quarter of 2008 were 49.6% of sales, increasing $182,000 or 2.7% over the same quarter of 2007.  Operating expenses totaled 51.1% of sales for 2008, increasing $38,000 or 0.1% from 2007.

Ron Morgan, Chief Executive Officer, commented, "We are fairly pleased with our 2008 earnings as we did slightly better than we anticipated internally, although only by a penny on EPS.  In this environment though, that is quite an accomplishment.  We certainly wish sales were stronger, but as we have said throughout the year, success has to be measured on expense control, not sales gains. For 2008, we were able to hold our operating expenses flat compared to 2007.  Considering we have the new UK store this year plus the expenses associated with our new building, we did better in cutting operating expenses than it shows on our financial reports.”

Shannon Greene, Chief Financial Officer and Treasurer, added, “While 2008 was disappointing in some ways, there are several positives worth mentioning:  We beat our 2008 earnings guidance despite a sales decline of 4%.  2008 was our twelfth consecutive year of operating profitability.  We opened our first store outside of North America and it generated an operating profit in its first year of existence.  We ended the year holding the most cash in our history.  Except for our weak sales, we almost don’t know we’re supposed to be in a recession.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 74 Tandy Leather retail stores, located in 35 states and 5 Canadian provinces, one combination wholesale/retail store located in the United Kingdom, and Mid-Continent Leather Sales, one store located in Oklahoma.  Its common stock trades on the American Stock Exchange with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 8720-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 12/31/08		Quarter Ended 12/31/07
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,469,900	$758,164	$7,498,855	$1,036,454
Retail Leathercraft	6,998,780	767,218	6,910,136	665,828
International Leathercraft	276,895	48,440	-	-
Other	131,405	26,938	216,886	44,311
Total Operations	$13,876,980	$1,600,760	$14,625,877	$1,746,593

	Year Ended 12/31/08		Year Ended 12/31/07
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$26,423,857	$1,842,527	$29,555,978	$2,826,710
Retail Leathercraft	25,231,145	2,188,282	24,663,750	1,544,320
International Leathercraft	836,535	54,532	-	-
Other	745,557	93,803	1,097,274	139,971
Total Operations	$53,237,094	$4,179,144	$55,317,002	$4,511,001

Wholesale Leathercraft	Quarter Ended 12/31/08		Quarter Ended 12/31/07
	# of stores	Sales	# of stores	Sales
Same store sales	30	$5,822,920	30	$6,569,765
National account group		646,980		929,090
Total Sales – Wholesale Leathercraft	30	$6,469,900	30	$7,498,855

Wholesale Leathercraft	Year Ended 12/31/08		Year Ended 12/31/07
	# of stores	Sales	# of stores	Sales
Leather Factory stores	29	$22,624,080	29	$25,133,477
New store sales	1	549,022	1	719,641
National account group		3,250,755		3,702,860
Total Sales – Wholesale Leathercraft	30	$26,423,857	30	$29,555,978

Retail Leathercraft	Quarter Ended 12/31/08		Quarter Ended 12/31/07
	# of stores	Sales	# of stores	Sales
Same store sales	72	$6,910,610	72	$6,910,136
New store sales	1	88,170	-	-
Total Sales – Retail Leathercraft	73	$6,998,780	72	$6,910,136

Retail Leathercraft	Year Ended 12/31/08		Year Ended 12/31/07
	# of stores	Sales	# of stores	Sales
Same store sales	65	$23,703,625	65	$24,012,327
New store sales	8	1,527,520	7	651,423
Total Sales – Retail Leathercraft	73	$25,231,145	72	$24,663,750

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007

	Three Months		Twelve Months
	2008 (unaudited)	2007	2008 (unaudited)	2007
NET SALES	$13,876,980	$14,625,877	$53,237,094	$55,317,002
COST OF SALES	5,393,516	6,178,730	21,857,800	23,644,599
Gross Profit	8,483,464	8,447,147	31,379,294	31,672,403

OPERATING EXPENSES	6,882,704	6,700,554	27,200,150	27,161,402
INCOME FROM OPERATIONS	1,600,760	1,746,593	4,179,144	4,511,001

Interest expense	82,382	71,715	332,107	122,209
Other, net	67,320	(89,868)	(265,035)	(439,040)
Total other expense	149,702	(18,153)	67,072	(316,831)

INCOME BEFORE INCOME TAXES	1,451,058	1,764,746	4,112,072	4,827,832
PROVISION FOR INCOME TAXES	507,639	591,263	1,507,891	1,739,701
NET INCOME	$943,419	$1,173,483	$2,604,181	$3,088,131

NET INCOME PER COMMON SHARE – BASIC	$0.09	$0.11	$0.24	$0.28
NET INCOME PER COMMON SHARE – DILUTED	$0.09	$0.11	$0.24	$0.28

Weighted Average Number of Shares Outstanding:
Basic	10,779,703	10,974,222	10,931,306	10,951,481
Diluted	10,845,517	11,160,034	11,015,657	11,157,775

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS
	12/31/08 (unaudited)	12/31/07
Cash	$7,810,298	$6,310,396
Certificates of deposit	3,011,000	-
Marketable securities	-	500,000
Accounts receivable, net of allowance for doubtful accounts	1,180,349	2,538,816
Inventory	16,011,147	17,473,352
Deferred income taxes	229,501	256,938
Other current assets	777,550	1,102,836
Total current assets	29,019,845	28,182,338
Property and equipment, net	10,320,847	6,998,812
Goodwill and other intangibles, net	1,322,147	1,374,670
Other assets	313,074	1,095,686
	$40,975,913	$37,651,506

Accounts payable	$1,148,577	$1,497,564
Accrued expenses and other liabilities	3,186,809	2,072,640
Income taxes payable	266,508	67,150
Current maturities of long-term debt and capital lease obligation	467,611	135,000
Total current liabilities	5,069,505	3,772,354
Deferred income taxes	600,309	148,648
Long-term debt and capital lease obligation, net of current maturities	4,041,337	3,915,000
Total liabilities	9,711,151	7,836,002

Common stock	26,388	26,359
Paid-in capital	5,464,443	5,419,477
Treasury stock (330,396 shares at 12/31/08)	(828,385)	(25,487)
Retained earnings	26,641,853	24,037,672
Accumulated other comprehensive loss	(39,537)	357,483
Total Stockholders' Equity	31,264,762	29,815,504
	$40,975,913	$37,651,506

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007

	2008 (unaudited)	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,604,181	$3,088,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	960,841	634,291
Loss on disposal of assets	13,385	50,114
Non-cash stock-based compensation	30,495	19,340
Deferred income taxes	479,098	(63,893)
Other	(373,139)	241,182
Net changes in assets and liabilities:
Accounts receivable-trade, net	1,358,467	119,293
Inventory	1,462,205	156,052
Income taxes	199,358	7,758
Other current assets	325,286	(27,946)
Accounts payable	(348,987)	(327,726)
Accrued expenses and other liabilities	1,114,169	(1,351,369)
Total adjustments	5,221,178	(542,904)
Net cash provided by operating activities	7,825,359	2,545,227

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,506,020)	(1,705,367)
Payments in connection with businesses acquired	-	(771,417)
Proceeds from sale of assets	42,114	32,281
(Increase) decrease in other assets	782,612	(26,276)
Increase in certificates of deposit	(3,011,000)	-
(Increase) decrease in marketable securities	500,000	(500,000)
Net cash used in investing activities	(5,192,294)	(2,970,779)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligation	(209,765)	(111,723)
Payments on notes payable and long-term debt	(135,000)	-
Repurchase of common stock (treasury stock)	(802,898)	-
Proceeds from issuance of common stock and warrants	14,500	107,780
Net cash used in financing activities	(1,133,163)	(3,943)

NET CHANGE IN CASH	1,499,902	(429,495)
CASH, beginning of period	6,310,396	6,739,891

CASH, end of period	$7,810,298	$6,310,396

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$332,107	$122,209
Income taxes paid during the period, net of (refunds)	878,110	1,830,688

NON-CASH INVESTING ACTIVITIES:
Land and building acquired with long-term debt	-	4,050,000
Equipment acquired under capital lease financing arrangements	803,713	-